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                                                                   EXHIBIT 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Amendment No. 1 to Form S-8 No. 333-66091) pertaining to the 1994 Stock Plan, Employee Stock Purchase Plan, and 1997 Supplemental Stock Plan of Geoworks Corporation and therein of our report dated April 20, 2000, with respect to the consolidated financial statements of Geoworks Corporation included in its Annual Report on Form 10-K for the year ended March 31, 2000, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Walnut Creek, California
March 21, 2001